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Exhibit 32.2

A signed original of this written statement required by Section 906 has been provided to Farmers & Merchants Bancorp, Inc. and will be retained by Farmers & Merchants Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Farmers & Merchants Bancorp, Inc. on Form 10-Q for the period ending June 30, 2008, as filed with the Securities and Exchange Commission ("the report"), I, Barbara J. Britenriker, Exec. Vice-President and Chief Financial Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Farmers & Merchants Bancorp, Inc. as of the dates and for the periods expressed in the Report.


Date: July 30, 2008                     /s/ Barbara J. Britenriker
                                        ----------------------------------------
                                        Barbara J. Britenriker, Exec. Vice
                                        President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Farmers & Merchants Bancorp, Inc. and will be retained by Farmers & Merchants Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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